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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87787) pertaining to the Amended and Restated 1996 Stock Plan, the 1997 Employee Stock Purchase Plan and the 1997 Director Option Plan of Somnus Medical Technologies, Inc., of our report dated February 4, 2000, with respect to the consolidated financial statements and schedule of Somnus Medical Technologies, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                              /s/ Ernst & Young LLP

Palo Alto, California
March 29, 2000